Exhibit 10.5

     THIS NOTE MAY ONLY BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED TO AN "ACCREDITED INVESTOR," AS DEFINED IN RULE 501(a)(1), (2) OR
     (3) UNDER REGULATION D OF THE SECURITIES ACT OF 1933. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, WITHOUT THE WRITTEN CONSENT OF THE COMPANY, THIS NOTE SHALL NOT BE HYPOTHECATED OR BROKEN UP INTO MORE THAN ONE NOTE AND THERE SHALL ONLY BE ONE NOTEHOLDER.


                             SECURED PROMISSORY NOTE

$163,000.00                                                Fairfield, New Jersey
                                                              September 19, 2002

     FOR VALUE RECEIVED, ELITEAGENTS, INC., a New Jersey corporation (the "Company"), hereby promises to pay to the order of John Mangel III (the "Lender"), at 63 Warwick Rd., Winnetka, IL 60093, or at such other place as the Lender may designate in writing, in accordance with Section 1 of this Note, One Hundred Sixty Three Thousand Dollars ($163,000.00) or such additional sums that shall be advanced to the Company, in lawful money of the United States, with interest thereon to accrue pursuant to Section 1 of this Note.

1. Interest Maturity. Interest on the outstanding principal balance shall accrue at a rate equal to zero percent (0%) per annum (the "Interest Rate"). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed. The principal amount owing and any and all interest are due and payable within (5) business days following written demand therefore from the Lender.

2. Prepayment. The Company shall have the right to prepay all or any portion of the Note without the payment of any prepayment penalty. Any payments made shall be credited first against the unpaid interest due, with no payments being applied to principal until the accrued interest has been fully paid.

3. Immunity of Incorporations, Stockholders, Officers, Directors and Employees. No recourse shall be had for the payment of the principal or interest on this Note or for any claim based thereon or otherwise in any manner in respect thereof, to or against any subsidiary, incorporator, stockholder, officer, director or employee, as such, past, preent or future, of the Company or any respective subsidiary, incorporator, stockholder, officer, director or employees, as such, past, present or future, of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty, or in any other manner, all such liability being expressly waived and released by the acceptance of this Note and as part of the consideration for the issue thereof.

4. Securities Laws. This Note has not been registered under the Securities Act of 1933, as amended (the "Act"), or registered or otherwise qualified for sale under the securities laws of any state. The Lender by receipt of this Note acknowledges that he is an "accredited investors" within the meaning of Regulation D of the Act and that the Lender has had the opportunity to ask questions of the Company regarding its business activities and its activities relating to the Company.

5. Security. The Company agrees to take any and all reasonable steps required by the Lender, including without limitation the execution and filing of appropriate UCC-1 financing statement(s), to perfect the Lender's security interest in the Collateral. Notwithstanding the foregoing, recourse by the Lender against the Company is not limited to the Collateral, and the Company will be responsible for the entire Loan obligation, including principal and interest.

6. Usury Laws. Notwithstanding anything to the contrary contained herein, all agreements between the Company and the Lender are hereby expressly limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest, and other charges exceed the applicable limits imposed by the usury laws of the states of New Jersey or Illinois. If any payments in the nature of interest, additional interest, or other charges made hereunder are held to be in excess of the applicable limits imposed by the usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall ipso facto be reduced by such amount so that the total liability for payments in the nature of interest, additional interest, and other charges shall not exceed the applicable limits imposed by the usury laws, in compliance with the desires of the Company and the Lender. This provision shall never be superseded or waived and shall control every other provision of this Note and all agreements between the Company and Lender or Lender's successors or assigns.

7. Default. For purposes of this Note, the occurrence of the following shall constitute an "Event of Default" which shall permit the Lender to declare all principal of and interest on this Note to be immediately due and payable:

     a. Any petition is filed by or against the Company under any law pertaining to reorganization, insolvency or rescheduling of debts, or the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debt generally as they become due.

     b. Any material garnishment, attachment or levy is issued against the collateral by any party other than Lendor; or

     c. Any default occurs in payment or performance of any obligations of the Company under the provisions of this Note; provided, however, that any such defaults shall not be deemed an Event of Default until the Company receives written notice from Lender of such event.

8. Acceleration, Waiver. Upon the occurrence of an uncured Event of Default, the Lender may declare this Note immediately due and payable.

9. Immunity of Incorporators, Stockholders, Officers, Directors and Employees. No recourse shall be had for the payment of the principal or interest on this Note or for any claim based thereon or otherwise in any manner in respect thereof, to or against any subsidiary, incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any respective subsidiary, incorporator, stockholder, officer, director or employees, as such, past, present or future, of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty, or in any other manner, all such liability being expressly waived and released by the acceptance of this Note and as part of the consideration for the issue thereof.

10. Warrants. As additional consideration for the extension of the loan evidenced by this Note, the Company shall issue to the Lender warrants (the "Warrants") to purchase 815,000 shares of the Company's restricted common stock at an exercise price of $0.20 per share. The dollar amount of Warrants eligible to be purchase shall not exceed the face amount money loaned to the Company. The Lender may exercise these Warrants until September 30, 2007. This additional consideration shall also be extended for all additional funds loaned

11. Notices. All notices required to be given under this Note shall be in writing and shall be personally delivered or sent by regular, express or certified first-class mail or express mail, or by express courier, charges prepaid or incurred for the account of the sender. Such notices shall be addressed to the addresses as set forth below.

12. Necessary Documents. Each of the parties agrees to execute and provide, at the request of the other parties, any and all other documents or other necessary written instruments as may be reasonably necessary to effectuate the purposes of this Note.

13. Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state of Illinois.

IN WITNESS WHEREOF, the Company has executed this Note as of the date first written above.

                                            ELITEAGENTS, INC.


                                            By:  ______________________________
                                            Title:  ___________________________

                                            Address:
                                            39 Plymouth Street
                                            Fairfield, NJ  07004
                                            Tel:  (800) 848-5442